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                                 UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                              Washington, DC 20549

                                    FORM 8-K
                                  CURENT REPORT

     Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

                                 April 15, 2002
                   Date of Report (Date of earliest reported)

                               TS&B Holdings, Inc.
             (Exact name of registrant as specified in its chapter)

           UTAH                      333-29903                    75-2337459
(State or other jurisdiction        (Commission                 (IRS Employer
      of incorporation              File Number)             Identification No.)

            5703 Red Bug Lake Road, Suite 226, Orlando, Florida 32708
               (Address of principal executive office) (Zip Code)

         Registrant's telephone number, including area code 407-649-8325

                                       N/A
          (Former name or former address, if changed since last report)

Item 1 Change in Control of Registrant

Not applicable.

Item 2 Acquisition of Disposition of Assets

On October 26, 2001, the Company issued an 8-K which disclosed the terms and conditions of an Acquisition Agreement with Lucas Truck. The transaction was to close on November 9, 2001, subject to the completion of an audit acceptable to the Company and on-going due diligence.

The Company has elected not to close on this transaction, due to items discovered in the due diligence and the inability to complete an audit.

Under the terms of the agreement, the agreement is now null and void and without any recourse whatsoever against any Party.

Item 3 Bankruptcy and Receivership

Not applicable.

Item 4 Changes in Registrant's Accountant

Not applicable.

Item 5 Other Events and Regulation FD Disclosure

Not applicable.

Item 6 Resignations of Registrant's Directors

Not applicable.

Item 7 Financial Statements and Exhibits

(B) Exhibits

Item 8 Changes in Fiscal Year

Not applicable.

Item 9 Regulation FD Disclosure

Not applicable.

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                         TS&B Holdings, Inc.
                                            (Registrant)
Date: April 15, 2002
                                         /s/Charlie Giannetto
                                            Charlie Giannetto, General Counsel